Exhibit 23.1

Deloitte & Touche LLP 180 East Broad Street Columbus, Ohio 43215 USA Tel.: +1 614 221 1000 Fax: +1 614 228 4277 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 MEF of our report dated August 10, 2020 relating to the financial statements of Root, Inc. appearing in the Registration Statement No. 333-249332 on Form S-1 of Root, Inc.

/s/ DELOITTE & TOUCHE LLP

October 27, 2020